1st Mariner Bancorp Reports 4th Quarter 2011 Results

Baltimore, MD (January 30, 2012) – 1st Mariner Bancorp (OTCBB: FMAR.OB), parent company of 1st Mariner Bank, reported a net loss of $3.9 million for the fourth quarter of 2011, compared to a net loss of $33.9 million for the fourth quarter of 2010. Included in the loss for the fourth quarter of 2010 was a charge to income tax expense of $29.9 million related to a valuation allowance being placed on the Company’s deferred tax assets. For the year ended December 31, 2011, the Company reported a net loss of $30.2 million in 2011 versus $46.6 million in 2010.

Mark A. Keidel, 1st Mariner’s President and Chief Operating Officer, said, “Our losses moderated in the fourth quarter as we continue to work through a difficult economy and struggling real estate market. We experienced improvements in several key areas of operating performance as our net interest margin increased, our levels of fee related income grew, and we reduced controllable operating expenses. Additionally, our credit related costs and levels of non-performing assets decreased in 2011compared to 2010, and our level of nonperforming assets shrunk to its lowest level since the first quarter of 2010.”

Operating Summary

Net interest income for the fourth quarter of 2011 was $7.6 million compared to $8.1 million in the fourth quarter of 2010. The net interest margin improved to 3.13% in the fourth quarter of 2011, compared to 3.02% in the fourth quarter of 2010. The improvement was due to lower rates paid on deposits. For the three months ended December 31, 2011, the average interest rate paid on deposits was 1.47%, and for the three months ended December 31, 2010, the rate was 1.89%. Gross interest income was $12.0 million for the three months ended December 31, 2011 versus $13.7 million in the same period of 2010. Lower levels of earning assets as well as lower rates earned on those assets were the cause of the decrease. Average earning assets were $954.2 million and $1.1 billion for the three months ended December 31, 2011 and 2010, respectively. Continued managed decreases in loan balances contributed to the overall decrease in average earning assets.

Net interest income was $28.2 million for the year ended December 31, 2011 and $29.8 million for the year ended December 31, 2010. The net interest margin increased to 3.03% for the year ended December 31, 2011 compared to 2.91% for the year ended December 31, 2010. Lower interest rates paid on deposits and borrowings led to the improved margin. The average interest rate paid on deposits was 1.68% and 2.03% for the years ended December 31, 2011 and 2010, respectively. The average interest rate paid on borrowings was 2.16% for the year ended December 31, 2011 compared to 2.58% paid in the year ended December 31, 2010. Gross interest income was $47.5 million for the year ended December 31, 2011 versus $55.2 million in the year ended December 31, 2010. Lower average loan balances during the year ended December 31, 2011 caused the decrease in total interest income. Total loans outstanding were $701.8 million and $811.7 million as of December 31, 2011 and 2010, respectively.

Elevated credit costs continue to impact overall earnings.  The provision for loan losses was $2.8 million and $14.3 million for the three and twelve months ended December 31, 2011, respectively. In contrast, these costs were $1.5 million and $17.8 million for the three and twelve months ended December 31, 2010. Net charge-offs were $3.1 million during the quarter ended December 31, 2011 versus $2.6 million in the fourth quarter of 2010. For the year ended December 31, 2011, net charge-offs were $14.6 million, versus $15.3 million in the prior year. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $1.2 million and $7.8 million for the three and twelve months ended December 31, 2011, respectively. Combined, these credit- related costs amounted to $4.0 million and $22.1 million for the quarter and year ended December 31, 2011, respectively.

Non-interest income was $7.7 million for the three months ended December 31, 2011, which is an increase of $2.0 million from the $5.7 million that was reported in the fourth quarter of 2010.  On a year-to- date basis, non-interest income was $23.2 million and $28.2 million for the year ended December 31, 2011 and 2010, respectively. The increase from the prior year was due to a non-recurring loss on the sale of assets recorded in 2010, as well as increased revenue from mortgage banking activities

Non-interest expenses increased $800 thousand when comparing the quarter ended December 31, 2011 to the same quarter in 2010. Professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels increased $1.9 million during the quarter ended December 31, 2011 versus the quarter ended December 31, 2010. This increase was partially offset by decreases in salaries and benefits, occupancy, and furniture, fixtures and equipment expenses. Costs associated with foreclosed properties decreased $800 thousand in the quarter ended December 31, 2011. On a year- to- date basis, total non-interest expenses were $67.9 million for the year ended December 31, 2011, which is a slight increase from the $67.5 million recorded in the year ended December 31, 2010. As mentioned above, the increase was primarily attributable to increases in professional fees which increased $3.4 million. The increase in professional fees is related to higher loan workout costs, as well as professional services related to capital raising initiatves. Additionally, the Bank’s FDIC insurance premiums increased $500 thousand in 2011. Total amounts paid for FDIC insurance premiums were $4.3 million in the year ended December 31, 2011 versus $3.8 million in the year ended December 31, 2010.

Comparing balance sheet data as of December 31, 2011 and 2010, total assets decreased 10% to $1.18 billion, from the prior year’s $1.31 billion. The decrease is primarily attributable to a $109.9 million planned decrease in loans.

-
Average earning assets were $954.2 million for the fourth quarter of 2011, which was a 9.9% decrease over the fourth quarter 2010 balance of $1.06 billion. The decrease was due to a reduction in loans and decreases in the Bank’s interest bearing deposits.

-
Total loans outstanding were $701.8 million as of December 31, 2011. This is a 14% decrease from the $811.7 million reported in prior year. This was due to loan maturities, loan sales, and reduced loan production.

-	Total loans held for sale increased $42.6 million, or 30%, to $182.9 million as of December 31, 2011. This was due to an increase in refinancing volume as mortgage interest rates have remained low.

-
The allowance for loan losses at the end of the fourth quarter of 2011 was $13.8 million, a decrease of 2% over the prior year’s $14.1 million. The allowance for loan losses as a percentage of total loans was increased to 1.97% as of December 31, 2011, compared to 1.74% as of December 31, 2010.

-
Total deposits decreased 10% from $1.12 billion as of December 31, 2010 to $1.01 billion as of December 31, 2011. Money market and NOW accounts decreased $7.0 million, from $138.2 million as of December 31, 2010 to $131.1 million as of December 31, 2011. Savings accounts decreased $1.7 million from $56.7 million as of December 31, 2010 to $55.0 million as of December 31, 2011. Certificates of deposit were $728.4 million as of December 31, 2011, representing a decrease of $95.2 million, or 12%, from the $823.6 million as of December 31, 2010. The decrease in interest bearing deposits was primarily due to lower rates being offered on these deposit products in 2011 versus 2010.

-	As of December 31, 2011, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 5.5%; Tier 1 Risk Based Capital 4.2%; and Tier 1 Leverage 3.0%.

1st Mariner Bancorp is a bank holding Company with total assets of $1.18 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 21 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR.OB”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2011. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact:
Bill Atkinson
Weber Shandwick
410-558-2100

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

	For the three months ended December 31,
	2011	2010	$ Change	% Change
Summary of Earnings:
Net interest income	$7,589	$8,134	(545)	-7%
Provision for loan losses	2,750	1,500	1,250	83%
Noninterest income	7,721	5,653	2,068	37%
Noninterest expense	17,141	16,292	849	5%
Net loss before income taxes	(4,581)	(4,005)	(576)	14%
Income tax expense/(benefit)	(606)	29,879	(30,485)	-102%
Net loss	(3,975)	(33,884)	29,909	88%

Profitability and Productivity:
Net interest margin	3.13%	3.02%	-	4%
Net overhead ratio	3.14%	3.42%	-	-8%
Efficiency ratio	111.96%	126.99%	-	-12%
Mortgage loan production	407,580	426,263	(18,683)	-4%
Average deposits per branch	46,125	50,995	(4,870)	-10%

Per Share Data:
Basic earnings per share	$(0.21)	$(1.88)	1.67	89%
Diluted earnings per share	$(0.21)	$(1.88)	1.67	89%
Book value per share	$(1.35)	$0.21	(1.55)	-749%
Number of shares outstanding	18,860,482	18,050,117	810,365	4%
Average basic number of shares	18,860,482	18,018,671	841,811	5%
Average diluted number of shares	18,860,482	18,018,671	841,811	5%

Summary of Financial Condition:
At Period End:
Assets	$1,179,017	$1,309,637	(130,620)	-10%
Investment Securities	22,682	27,826	(5,144)	-18%
Loans	701,752	811,687	(109,935)	-14%
Deposits	1,014,759	1,121,889	(107,130)	-10%
Borrowings	173,748	170,355	3,393	2%
Stockholders' equity	(25,412)	3,746	(29,158)	-778%

Average for the period:
Assets	$1,188,326	$1,344,643	(156,317)	-12%
Investment Securities	21,771	24,595	(2,824)	-11%
Loans	724,837	821,458	(96,621)	-12%
Deposits	1,028,485	1,130,280	(101,794)	-9%
Borrowings	168,898	170,537	(1,640)	-1%
Stockholders' equity	(23,580)	39,769	(63,350)	-159%

Capital Ratios: First Mariner Bank
Leverage	3.0%	4.7%	-	-36%
Tier 1 Capital to risk weighted assets	4.2%	6.8%	-	-38%
Total Capital to risk weighted assets	5.5%	8.0%	-	-31%

Asset Quality Statistics and Ratios:
Net Chargeoffs	3,061	2,561	500	20%
Non-performing assets	62,030	71,744	(9,714)	-14%
90 Days or more delinquent loans	6,316	2,978	3,338	112%
Annualized net chargeoffs to average loans	1.68%	1.24%	-	35%
Non-performing assets to total assets	5.26%	5.48%	-	-4%
90 Days or more delinquent loans to total loans	0.90%	0.37%	-	145%
Allowance for loan losses to total loans	1.97%	1.74%	-	13%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the year ended December 31,
	2011	2010	$ Change	% Change

Summary of Earnings:
Net interest income	$28,182	$29,838	$(1,656)	-6%
Provision for loan losses	14,330	17,790	(3,460)	-19%
Noninterest income	23,248	28,192	(4,944)	-18%
Noninterest expense	67,950	67,498	452	1%
Net loss before income taxes	(30,850)	(27,258)	(3,592)	13%
Income tax expense/(benefit)	(606)	19,131	(19,737)	-103%
Net loss from continuing operations	(30,244)	(46,389)	16,145	-35%
Net (loss)/income from discontinued operations	-	(200)	200	-100%
Net loss	(30,244)	(46,589)	16,345	-35%

Profitability and Productivity:
Net interest margin	3.03%	2.91%	-	4%
Net overhead ratio	3.70%	2.96%	-	25%
Efficiency ratio	132.12%	118.27%	-	12%
Mortgage loan production	1,098,513	1,318,887	(220,374)	-17%
Average deposits per branch	46,125	48,778	(2,652)	-5%

Per Share Data:
Basic earnings per share - continuing operations	$(1.62)	$(3.14)	1.52	-48%
Diluted earnings per share - continuing operations	$(1.62)	$(3.14)	1.52	-48%
Basic earnings per share - discontinued operations	$-	$(0.01)	0.01	-100%
Diluted earnings per share - discontinued operations	$-	$(0.01)	0.01	-100%
Basic earnings per share	$(1.62)	$(3.15)	1.54	-49%
Diluted earnings per share	$(1.62)	$(3.15)	1.54	-49%
Book value per share	$(1.35)	$0.21	(1.55)	-749%
Number of shares outstanding	18,860,482	18,050,117	810,365	4%
Average basic number of shares	18,694,125	14,775,646	3,918,479	27%
Average diluted number of shares	18,694,125	14,775,646	3,918,479	27%

Summary of Financial Condition:
At Period End:
Assets	$1,179,017	$1,309,637	(130,620)	-10%
Investment Securities	22,682	27,826	(5,144)	-18%
Loans	701,752	811,687	(109,935)	-14%
Deposits	1,014,759	1,121,889	(107,130)	-10%
Borrowings	173,748	170,355	3,393	2%
Stockholders' equity	(25,412)	3,746	(29,158)	-778%

Average for the period:
Assets	$1,209,548	$1,358,592	(149,044)	-11%
Investment Securities	42,333	27,705	14,628	53%
Loans	753,299	852,986	(99,687)	-12%
Deposits	1,037,726	1,134,109	(96,383)	-8%
Borrowings	169,496	176,786	(7,290)	-4%
Stockholders' equity	(10,950)	38,834	(49,783)	-128%

Capital Ratios: First Mariner Bank
Leverage	3.0%	4.7%	-	-36%
Tier 1 Capital to risk weighted assets	4.2%	6.8%	-	-38%
Total Capital to risk weighted assets	5.5%	8.0%	-	-31%

Asset Quality Statistics and Ratios:
Net Chargeoffs	14,644	15,314	(670)	-4%
Non-performing assets	62,030	71,744	(9,714)	-14%
90 Days or more delinquent loans	6,316	2,978	3,338	112%
Annualized net chargeoffs to average loans	2.60%	1.80%	-	45%
Non-performing assets to total assets	5.26%	5.48%	-	-4%
90 Days or more delinquent loans to total loans	0.90%	0.37%	-	145%
Allowance for loan losses to total loans	1.97%	1.74%	-	13%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of December 31,
	2011	2010	$ Change	% Change
Assets:
Cash and due from banks	$104,204	$169,557	(65,353)	-39%
Interest-bearing deposits	44,585	48,404	(3,819)	-8%
Available-for-sale investment securities, at fair value	22,682	27,826	(5,144)	-18%
Loans held for sale	182,992	140,343	42,649	30%
Loans receivable	701,752	811,687	(109,935)	-14%
Allowance for loan losses	(13,801)	(14,115)	314	-2%
Loans, net	687,951	797,572	(109,621)	-14%
Real estate acquired through foreclosure	25,235	21,185	4,050	19%
Restricted stock investments, at cost	7,085	7,095	(10)	0%
Premises and equipment, net	38,278	41,068	(2,790)	-7%
Accrued interest receivable	4,025	3,844	181	5%
Income taxes recoverable	595	600	(5)	-1%
Bank owned life insurance	37,478	36,188	1,290	4%
Prepaid expenses and other assets	23,907	15,955	7,952	50%
Total Assets	$1,179,017	$1,309,637	(130,620)	-10%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,014,759	$1,121,889	(107,130)	-10%
Borrowings	121,680	118,287	3,393	3%
Junior subordinated deferrable interest debentures	52,068	52,068	-	0%
Accrued expenses and other liabilities	15,922	13,647	2,275	17%
Total Liabilities	1,204,429	1,305,891	(101,462)	-8%

Stockholders' Equity
Common Stock	939	902	37	4%
Additional paid-in-capital	80,125	79,667	458	1%
Retained earnings	(103,454)	(73,210)	(30,244)	41%
Accumulated other comprehensive loss	(3,022)	(3,613)	591	-16%
Total Stockholders Equity	(25,412)	3,746	(29,158)	-778%
Total Liabilities and Stockholders' Equity	$1,179,017	$1,309,637	(130,620)	-10%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
Interest Income:
Loans	$11,635	$13,295	$45,502	$52,826
Investments and interest-bearing deposits	354	450	2,005	2,395
Total Interest Income	11,989	13,745	47,507	55,221

Interest Expense:
Deposits	3,446	4,869	15,663	20,826
Borrowings	954	742	3,662	4,557
Total Interest Expense	4,400	5,611	19,325	25,383

Net Interest Income Before Provision for Loan Losses	7,589	8,134	28,182	29,838

Provision for Loan Losses	2,750	1,500	14,330	17,790

Net Interest Income After Provision for Loan Losses	4,839	6,634	13,852	12,048

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	(21)	804	(348)	(445)
Less: Portion included in other comprehensive income	1	(804)	(490)	(804)
Net OTTI charges on securities available for sale	(20)	-	(838)	(1,249)
Mortgage banking revenue	5,654	3,451	13,596	16,950
ATM Fees	732	759	3,046	3,038
Service fees on deposits	751	835	2,945	3,944
Gain on financial instruments carried at fair value	-	-	-	1,661
Gain / (loss) on sale of securities	(23)	-	758	54
Gain on extinguishment of debt	-	958	-	958
Gain / (loss) on sale of assets	-	(1,049)	-	(1,049)
Commissions on sales of nondeposit investment products	90	115	437	496
Income from bank owned life insurance	307	349	1,291	1,415
Other	230	235	2,013	1,974
Total Noninterest Income	7,721	5,653	23,248	28,192

Noninterest Expense:
Salaries and employee benefits	5,515	5,796	23,520	25,205
Occupancy	2,219	2,382	8,627	9,245
Furniture, fixtures and equipment	378	534	1,735	2,334
Professional services	2,756	925	6,498	3,074
Advertising	193	213	663	633
Data processing	392	452	1,629	1,795
ATM servicing expenses	211	211	866	866
Costs of other real estate owned	1,154	1,973	7,789	8,366
FDIC insurance premiums	895	874	4,285	3,801
Service and maintenance	615	561	2,487	2,317
Other	2,813	2,371	9,851	9,862
Total Noninterest Expense	17,141	16,292	67,950	67,498

Net loss before discontinued operations and income taxes	(4,581)	(4,005)	(30,850)	(27,258)
Income tax expense/(benefit) - continuing operations	(606)	29,879	(606)	19,131
Net loss from continuing operations	(3,975)	(33,884)	(30,244)	(46,389)
(Loss)/Income from discontinued operations	-	-	-	(200)

Net Loss	$(3,975)	$(33,884)	$(30,244)	$(46,589)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended December 31,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$58,314	5.16%	$72,869	5.47%
Commercial Mortgages	333,153	5.98%	364,361	6.11%
Commercial Construction	54,327	5.75%	58,005	5.32%
Consumer Residential Construction	18,857	3.38%	32,261	5.06%
Residential Mortgages	122,786	5.56%	142,979	5.59%
Consumer	137,400	4.40%	150,984	4.58%
Total Loans	724,837	5.46%	821,458	5.59%

Loans held for sale	162,695	3.92%	157,749	4.19%
Trading and available for sale securities, at fair value	21,771	5.04%	24,595	5.61%
Interest bearing deposits	37,905	0.85%	48,056	0.87%
Restricted stock investments, at cost	7,006	0.00%	7,230	0.00%

Total earning assets	954,214	4.96%	1,059,087	5.13%

Allowance for loan losses	(15,039)		(14,911)
Cash and other non earning assets	249,151		300,466
Total Assets	1,188,326		$1,344,643

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	5,674	0.98%	7,238	0.34%
Savings deposits	55,900	0.19%	56,782	0.20%
Money market deposits	124,132	0.52%	131,896	0.60%
Time deposits	742,756	1.73%	827,766	2.22%
Total interest bearing deposits	928,462	1.47%	1,023,682	1.89%

Borrowings	168,898	2.24%	170,537	1.73%

Total interest bearing liabilities	1,097,360	1.59%	1,194,220	1.86%

Noninterest bearing demand deposits	100,024		106,598
Other liabilities	14,523		4,056
Stockholders' Equity	(23,580)		39,769

Total Liabilities and Stockholders' Equity	$1,188,326		$1,344,643

Net Interest Spread		3.37%		3.26%

Net Interest Margin		3.13%		3.02%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the year ended December 31,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$63,433	5.36%	$76,738	5.21%
Commercial Mortgages	337,955	6.14%	351,001	6.24%
Commercial Construction	55,698	5.69%	76,663	5.26%
Consumer Residential Construction	22,851	4.57%	40,650	5.36%
Residential Mortgages	130,885	5.30%	155,438	5.62%
Consumer	142,477	4.49%	152,497	4.64%
Total Loans	753,299	5.53%	852,986	5.62%

Loans held for sale	89,812	4.24%	108,634	4.52%
Trading and available for sale securities, at fair value	42,333	3.70%	27,705	6.92%
Interest bearing deposits	37,328	1.17%	27,912	1.71%
Restricted stock investments, at cost	7,036	0.00%	7,662	0.00%

Total earning assets	929,808	5.11%	1,024,900	5.39%

Allowance for loan losses	(14,657)		(13,051)
Cash and other non earning assets	294,397		346,743

Total Assets	$1,209,548		$1,358,592

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	6,182	0.28%	7,405	0.63%
Savings deposits	57,450	0.19%	56,271	0.27%
Money market deposits	127,584	0.56%	140,067	0.62%
Time deposits	743,309	1.99%	823,248	2.40%
Total interest bearing deposits	934,525	1.68%	1,026,991	2.03%

Borrowings	169,496	2.16%	176,786	2.58%

Total interest bearing liabilities	1,104,021	1.75%	1,203,777	2.11%

Noninterest bearing demand deposits	103,201		107,119
Other liabilities	13,276		8,863
Stockholders' Equity	(10,950)		38,834

Total Liabilities and Stockholders' Equity	$1,209,548		$1,358,592

Net Interest Spread		3.36%		3.28%

Net Interest Margin		3.03%		2.91%